 EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated May 10, 2024, with respect to the financial statements of TPT Global Tech, Inc. as of and for the years ended December 31, 2023 and 2022, in this registration statement on Form S-1 relating to the registration of 2,000,000,000 shares of common stock. We also consent to the refence to our firm under the heading “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

June 27, 2024